                                   EXHIBIT 11

                         BUFFETS, INC. AND SUBSIDIARIES

                  CALCULATION OF PRIMARY EARNINGS PER SHARE (1)
                    (In thousands, except per share amounts)

                                           January 2,     January 1,    December 30,     December 29,       December 28,
                                              1991           1992           1992             1993               1994
                                           ----------   ------------    ------------     ------------       ------------
Net earnings                                  $ 7,981        $11,107          $15,220         $20,300            $22,476
                                              -------        -------         -------          -------            -------
Weighted average number of
 common shares                                 28,258         28,672          28,924           29,858             30,850

Dilutive effect of stock
 options outstanding after
 application of treasury
 stock method                                     548            580             770              918                725
                                              -------        -------         -------          -------            -------
                                               28,806         29,252          29,694           30,776             31,575
                                              -------        -------         -------          -------            -------

Net earnings, based upon
 weighted average number of
 common and common
 equivalent shares
 outstanding                                     $.28           $.38            $.51             $.66              $.71
                                              -------        -------         -------          -------            -------
                                              -------        -------         -------          -------            -------

                CALCULATION OF FULLY DILUTED EARNINGS PER SHARE (1) (2)
                       (In thousands, except per share amounts)

                                           January 2,     January 1,    December 30,     December 29,       December 28,
                                              1991           1992          1992              1993               1994
                                           ----------   ------------    ------------     ------------       ------------
Net earnings                                  $ 7,981        $11,107         $15,220          $20,300           $22,476
                                              -------        -------         -------          -------            -------
Weighted average number of
 common shares                                 28,258         28,672          28,924           29,858             30,850

Dilutive effect of stock
 options outstanding after
 application of treasury
 stock method                                     558            918             830            1,294                725
                                              -------        -------         -------          -------            -------
                                               28,816         29,590          29,754           31,152             31,575
                                              -------        -------         -------          -------            -------

Net earnings, based upon
 weighted average number of
 common and common
 equivalent                                      $.28           $.38            $.51             $.65               $.71
                                              -------        -------         -------          -------            -------
                                              -------        -------         -------          -------            -------

(1) The number of shares have been restated to give effect to the following stock splits:

     3-for-2 stock split effected on November 15, 1991
     2-for-1 stock split effected on May 28, 1993

(2) Fully diluted earnings per share are based upon the more dilutive of the market price of the stock at the close of the period or the average market price during the period.